UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 8, 2020

Bank First Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	001-38676	39-1435359
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

402 North 8th Street, Manitowoc, WI	54220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(920) 652-3100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BFC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for company with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.04	Temporary Suspension of Trading under Registrant’s Employee Benefit Plans

Bank First Corporation (the “Company”) has made the decision to move the Bank First Retirement Plan (the “Plan”) to a new service provider. As a result, a trading blackout period for Company common stock held in the Plan will be imposed on Plan participants at the close of trading on October 12, 2020. The blackout period is expected to last until the week of November 15, 2020, though the exact end date is unknown at this time. During the blackout, Plan participants will be prohibited from performing certain functions within the Plan, including (i) changing investment elections for future contributions; (ii) transferring funds among investment options; and (iii) requesting a Plan loan, distribution, or withdrawal. The directors, executive officers, and Section 16 officers of the Company are currently restricted from trading in the Company’s securities under the Company’s scheduled quarterly blackout period, which began on September 1, 2020. This blackout period will also be extended to the week of November 15, 2020. Questions about the blackout period can be addressed to Bank First Corporation, Attn: General Counsel, 402 N. 8th Street, Manitowoc, WI 54220, (920) 652-3100.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK FIRST CORPORATION

Date: October 8, 2020	By:	/s/ Kevin M. LeMahieu
Kevin M. LeMahieu
Chief Financial Officer